                    SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                AMERICAN FREIGHTWAYS CORPORATION
        (Name of Registrant as Specified in Its Charter)

                AMERICAN FREIGHTWAYS CORPORATION
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
          _____________________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
          _____________________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
          _____________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          _____________________________________________________________

     5)   Total fee paid:
          _____________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________
     2)   Form Schedule or Registration Statement No.:__________________
     3)   Filing Party:_________________________________________________
     4)   Date Filed:___________________________________________________

          [LOGO OF AMERICAN FREIGHTWAYS APPEARS HERE]


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD APRIL 15, 1999


TO THE SHAREHOLDERS OF AMERICAN FREIGHTWAYS CORPORATION:

     The Company cordially invites you to attend the 1999 Annual Meeting of Shareholders of American Freightways Corporation (the "Company"), an Arkansas corporation, to be held at the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas on Thursday, April 15, 1999 at 10:00 a.m., central standard time, for the following purposes:

1. To elect three (3) directors to the class whose term will expire in 2002.

2.   To adopt the Company's 1999 Chairman Stock Option Plan.

3.   To adopt the Company's 1999 Employee Stock Purchase Plan.

4. To approve an amendment to the Company's Amended and Restated 1993 Stock Option Plan which would increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares.

5. To consider and act upon such other business as may properly come before the meeting and the adjournment thereof.

     Only shareholders of record at the close of business on February 18, 1999 will be entitled to vote at the 1999 Annual
Meeting and the adjournment thereof.

     The Company's Proxy Statement is submitted herewith. The 1998 annual report is being mailed to shareholders together with the mailing of this Notice and Proxy Statement.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/F.S. Garrison
                              ---------------------------
                              F.S. (Sheridan) Garrison,
                              Chairman and CEO



Harrison, Arkansas
March 11, 1999




                     YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR TO VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE MEETING.

                         [AF LOGO HERE]

                AMERICAN FREIGHTWAYS CORPORATION
                       2200 FORWARD DRIVE
                    HARRISON, ARKANSAS 72601

                          ____________

       PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
             APRIL 15, 1999 AND ADJOURNMENT THEREOF

                          ____________

              SOLICITATION AND REVOCATION OF PROXY

     The enclosed proxy, for use only at the 1999 Annual Meeting of Shareholders to be held at the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas on Thursday, April 15, 1999 at 10:00 a.m., central standard time, and adjournment thereof, is solicited on behalf of the Board of Directors of American Freightways Corporation (the "Company"). Such solicitation is being made primarily by mail, but may also be made in person or by telephone by officers, directors, and regular employees of the Company. All expenses incurred in the solicitation will be borne by the Company.

     Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the 1999 Annual Meeting. A proxy may be revoked at any time before it is used, upon written notice to Will Garrison, Secretary/Treasurer of the Company, by executing a new proxy or by attending the meeting and voting in person. If not revoked, all properly executed proxies received will be voted at the meeting in accordance with the terms of the proxy.

     The Company knows of no matter to be brought before the meeting other than that referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.

     This proxy material is first being mailed on March 11, 1999 to shareholders.


              OUTSTANDING SHARES AND VOTING RIGHTS

     The outstanding shares of the Company as of February 18, 1999, totaled 31,759,423 shares of common stock, all of one class. At the meeting, each shareholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on February 18, 1999. Votes will be tabulated by inspectors of election appointed by the Company's Board of Directors. The stock transfer books of the Company will not be closed.

     The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for the Board of Directors while still granting authority to the proxy to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant the proxy authority to vote for all nominees, check the box marked "FOR". If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD". If you wish to withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. By checking the box marked "WITHHOLD" your shares will neither be voted for nor against any director but will be counted for quorum purposes. Broker non-votes are not relevant to the determination of whether the proposal to elect directors has been approved but will be counted for quorum purposes.

     Shareholders are not entitled to cumulative voting with respect to the election of directors.

                SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the name, age, term of office as director of the Company, and ownership of the Company's common stock with respect to each member of the Board of Directors, the executive officers of the Company named under the caption "Executive Compensation" and the directors and officers of the Company as a group.

                                      YEAR FIRST
                                      SERVING AS   SHARES    PERCENTAGE
NAME                            AGE    DIRECTOR    OWNED**      (2)**
-----------------------------------------------------------------------
F.S. (Sheridan) Garrison         64      1982    10,886,708        32.9
Tom Garrison                     39      1982       276,404         0.8
Will Garrison(1)                 35      1995       117,868         0.4
Frank Conner                     49      1989             *           *
John Paul Hammerschmidt(1)       76      1997             *           *
T.J. Jones                       62      1989             *           *
Ken Reeves                       51      1989             *           *
William P. Stiritz(1)            64         -       411,000         1.2
Doyle Z. Williams                59      1997             *           *
All directors and executive
 officers(including 14 persons)   -         -    11,847,551        35.8

________________________

(1) Will Garrison, John Paul Hammerschmidt and William P.
    Stiritz are nominees for the Board of Directors at the 1999
    Annual Meeting.

(2) Percentage based upon 33,100,757 shares of the Company's common stock as of February 18, 1999. Includes
    31,759,423 shares outstanding and 1,341,334 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the date of this proxy statement.

*Denotes ownership of less than 1% of the total shares of common stock.

**Includes shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the date of this proxy statement.

                           PROPOSAL I

                     ELECTION OF DIRECTORS

GENERAL

     The Board of Directors presently consists of nine members divided into three classes, with three directors in each class serving three-year terms (and, in each case, until their respective successors are duly elected and qualified). The terms of the directors in Class I will expire at the 1999 Annual Meeting, the terms of the directors in Class II will expire at the 2000 Annual Meeting and the terms of the directors in Class III will expire at the 2001 Annual Meeting. Messrs. W. Garrison, Hammerschmidt and Stiritz are nominees for election at the 1999 Annual Meeting for terms ending in 2002.

     A majority of the votes of the common stock cast at the 1999 Annual Meeting (or the adjournment thereof) is required to elect directors. Each Nominee has consented to being named in this Proxy Statement and to serve if elected. If a Nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the proxy holder for a substitute designated by the Board.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF
EACH NOMINEE.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED
UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

     Certain information for each nominee and each director is set forth below.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS - TERMS ENDING IN 2002

     Will Garrison joined American Freightways in 1986 and has served on the Board of Directors since March 1995. He currently serves the Company as Secretary/Treasurer and Corporate Vice
President.

     John Paul Hammerschmidt has served on the Board of Directors since May 1997. Mr. Hammerschmidt served 26 years as the U. S. Representative for the Third District of Arkansas until his retirement in 1993. He was the ranking minority member of the House Transportation Infrastructure Committee and the House Veterans Affairs Committee. He served on various sub-committees and co-authored the Intermodal Surface Transportation Efficiency Act (ISTEA). Mr. Hammerschmidt also serves as a member of the Board of Directors of the following companies: Dillard's Department Stores, Inc., Southwestern Energy Co., First Federal Bancshares of Arkansas and the Metropolitan Washington Airport Authority.

     William P. Stiritz is a nominee for the Board of Directors at the Annual Meeting. Mr. Stiritz served Ralston Purina Company for the past thirty-five years, as its Chief Executive Officer from 1981 until 1997 and its Chairman from 1981 until present. Mr. Stiritz also serves as Chairman of the Board of Directors, Chief Executive Officer and President of Agribrands International and Chairman of the Board of Directors of Ralcorp Holdings, Inc. In addition, he serves on the Board of Directors of the following public companies: Angelica Corporation, Ball Corporation, May Department Stores Company, Reinsurance Group of America and Vail Resorts, Inc.

CLASS II DIRECTORS - TERMS ENDING IN 2000

     Tom Garrison joined American Freightways in 1982 and serves the Company as Chief Operating Officer and President.

     T.J. Jones has served on the Board of Directors since March
1989. Mr. Jones helped organize the Company in 1982 and previously served as the Company's Executive Vice President-Operations until retirement in 1994.

     Frank Conner has served on the Board of Directors since March 1989. In November 1995, Mr. Conner was elected to serve as the Executive Vice President-Accounting and Finance, Chief Financial Officer, of the Company. Mr. Conner joined American Freightways in 1994 as Vice President-Special Projects. He previously served as Executive Vice President/General Manager of McKesson Service Merchandising in Harrison, Arkansas.

CLASS III DIRECTORS - TERMS ENDING IN 2001

     F.S. (Sheridan) Garrison, the founder of American Freightways, has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in 1982.

     Ken Reeves, a Director since March 1989, has been an attorney-at-law in private practice since 1973 in Harrison, Arkansas.

     Doyle Z. Williams, a Director since November 1997, has been the Dean of the Sam M. Walton College of Business Administration at the University of Arkansas since 1993. From 1978 to 1993, he was professor of accounting at the University of Southern California where he served as the founding Dean of the School of Accounting from 1979 to 1987.

     Messrs. Tom and Will Garrison are sons of Mr. F.S. (Sheridan) Garrison. Except for the foregoing, no family relationships exist among any of the persons named above.

COMMITTEES

     The Company presently does not have a standing nominating committee. The Board of Directors nominates persons for director. The Board will consider suggestions by shareholders for names of nominees as Class II Directors of the Board of Directors for the 2000 Annual Meeting, provided that such suggestions are made in writing and delivered to Mr. Will Garrison, Secretary/Treasurer of the Company, on or before December 22, 1999.

     The Company has a standing Compensation Committee composed of Mr. T.J. Jones, Mr. Ken Reeves and Mr. John Paul Hammerschmidt.
The Compensation Committee is charged with, among other things, the supervision and administration of the Company's employee benefit plans and the review and approval of the Company's executive officers' salaries, as well as review of the general wage policy of the Company.

     The Company has an Audit Committee which is composed of Mr. Ken Reeves, Mr. John Paul Hammerschmidt and Dr. Doyle Z. Williams. The Audit Committee recommends candidates to serve as the Company's auditors, reviews the reports of the Company's auditors and has the authority to investigate the financial and business affairs of the Company.

     During the past fiscal year, the Board of Directors met on seven occasions, the Compensation Committee met on two occasions and the Audit Committee met on two occasions. Each Director attended at least 75% of the total of such meetings of the Board and committees of the Board on which such Director served.


                          PROPOSAL II

                    PROPOSAL TO APPROVE THE
                AMERICAN FREIGHTWAYS CORPORATION
                1999 CHAIRMAN STOCK OPTION PLAN

     The Board of Directors adopted, subject to approval by the Company's shareholders at the Annual Meeting, the American Freightways Corporation 1999 Chairman Stock Option Plan (the "Chairman Plan"), to be effective April 15, 1999 (the "Effective Date"). The full text of the Chairman Plan is included as "Appendix A" to this Proxy Statement and reference is made to such Appendix for a complete statement of the provisions of the Chairman Plan. The Board of Directors believes that it is in the best interest of the Company to adopt the Chairman Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 CHAIRMAN STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED
UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

GENERAL TERMS OF THE CHAIRMAN PLAN; SHARES AVAILABLE FOR ISSUANCE

     The purpose of the Chairman Plan is to attract and retain the services of the Company's experienced and knowledgeable Chairman and to provide additional incentive for the Chairman to continue to work for the best interests of the Company and its shareholders. Subject to adjustment upon changes in capitalization of the Company, the Chairman Plan provides for the issuance of options to purchase up to an aggregate of 250,000 shares of the Company's common stock to the Chairman (as described below). In the event of any corporate changes affecting the Company's common stock, such as reorganizations, share splits, share dividends, mergers, consolidations or otherwise, the Company will make appropriate adjustments in the number of shares of common stock reserved under the Chairman Plan. The Chairman Plan is intended to replace the Company's 1993 Chairman Stock Option Plan which expired in 1998.

ELIGIBILITY

     Subject to shareholder approval, the Chairman Plan provides that the Company's Chairman shall be granted options based on the increase, if any, in the Company's after-tax net income for the most recently completed fiscal year over after-tax net income for the preceding fiscal year, on each January 1 following the Effective Date with the last grant date being January 1, 2004, as follows:

          Net Income Increase                Options
          -------------------                -------
             15 - 17.5%                      10,000
             17.6 - 20%                      20,000
             20.1 - 25%                      30,000
             25.1 - 29%                      40,000
             29.1% and above                 50,000

GRANTS AND EXERCISES OF OPTIONS

                         NEW PLAN BENEFITS
                        1999 CHAIRMAN PLAN

NAME AND POSITION (1)   DOLLAR VALUE (2)   NUMBER OF SHARES (3)
---------------------   ----------------   --------------------
F. S. Garrison
Chairman & CEO                N/A                 50,000

__________________________

(1) Executive officers, other than the Chairman, are not eligible to participate in the Chairman Plan.
(2) All options under the Chairman Plan will be granted at fair market value. Accordingly, the dollar value benefit is based upon future appreciation in the Company's common stock and therefore is not presently determinable.
(3) Mr. Garrison shall be granted options on each January 1 following the Effective Date to acquire the number of shares (in increments ranging from 10,000 to 50,000 shares) which corresponds to the percentage (in increments ranging from 15% and above) by which the Company's after-tax net income for the most recently completed fiscal year exceeded after-tax net income for the preceding fiscal year. Because this amount is not determinable for the 1999 fiscal year, Mr. Garrison would have received options for 50,000 shares for the 1998 fiscal year if the Chairman Plan had been in effect based on a 1997 after-tax net income of $17,801,000 and a 1998 after-tax net income of $27,501,000.

     Options under the Chairman Plan will be automatically granted to the Chairman as set forth above. The exercise price of the options will be the fair market value (as determined under the plan) of the underlying shares on the date of grant. Unless the Compensation Committee fixes a shorter vesting period, the options shall vest and become exercisable in 20% increments per year, beginning on the first anniversary following the date such options were granted. All options under the Chairman Plan expire on the tenth anniversary of the grant date.

TERMINATION

     In the event the Chairman ceases his duties for any reason other than termination for cause, his options shall cease to continue vesting, but such options, to the extent vested and exercisable at the date he ceased to be Chairman, shall continue to be exercisable for such period as specified in the option grant.

TRANSFERABILITY

     No option shall be assignable or transferable by the Chairman except by will or by the laws of descent and distribution, except that the Compensation Committee shall have the authority to grant options which may be transferred by the Chairman to any member of his immediate family or to a trust or other entity for the exclusive benefit of the Chairman or his immediate family.

DURATION AND MODIFICATION

     The Chairman Plan will remain in effect until January 1, 2004. The Compensation Committee will have complete authority to terminate or amend the Chairman Plan, except that the Compensation Committee may not alter or diminish any rights under any options granted under the Chairman Plan, without the consent of the Chairman. In addition, the Compensation Committee may not effect any amendment without shareholder approval if such approval is required in order to assure the Chairman Plan's continued qualification under Rule 16-b3 of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of options will not result in taxable income to the Chairman or a tax deduction for the Company. The Board expects that the stock options granted under the Chairman Plan will qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise of an option will result in taxable ordinary income to the Chairman and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted and the fair market value on the date the option was exercised.

RATIFICATION BY SHAREHOLDERS OF THE CHAIRMAN PLAN

     Approval of the Chairman Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or by proxy at the Annual Meeting. In the event that the proposal to approve the Chairman Plan is approved by the Company's shareholders, the Chairman Plan will become effective April 15, 1999.


                          PROPOSAL III

          PROPOSAL TO APPROVE THE AMERICAN FREIGHTWAYS
                   CORPORATION 1999 EMPLOYEE
                      STOCK PURCHASE PLAN

     The Board of Directors approved the American Freightways Corporation 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") on January 20, 1999, subject to approval by the Company's shareholders at the Annual Meeting. The full text of the Stock Purchase Plan is included as "Appendix B" to this Proxy Statement and reference is made to such Appendix for a complete statement of the provisions of the Stock Purchase Plan. The Board of Directors believes that it is in the best interests of the Company to adopt the Stock Purchase Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE
PLAN.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS
SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

GENERAL TERMS OF THE STOCK PURCHASE PLAN; SHARES AVAILABLE FOR
ISSUANCE

     The Stock Purchase Plan provides eligible employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock at a discount through voluntary payroll deductions or lump-sum contributions. The Company intends to have the Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The Stock Purchase Plan permits eligible employees to authorize payroll deductions or make lump-sum contributions that will be utilized to purchase shares of the Company's common stock during a series of consecutive offering periods. Employees may purchase shares of common stock pursuant to the Stock Purchase Plan at a purchase price equal to the lower of (i) 85% of the closing price of the Company's common stock on the first day of the applicable offering period, or (ii) 85% of the closing price of the Company's common stock on the last day of the applicable offering period (the "Purchase Price").

     Subject to adjustment upon changes in capitalization of the Company, the number of shares of common stock that may be issued under the Stock Purchase Plan will be 1,500,000 shares. In the event of any corporate changes affecting the Company's common stock, such as reorganizations, share splits, share dividends, mergers, consolidations or otherwise, the Company will make appropriate and proportionate adjustments in the number of shares of common stock reserved under the Stock Purchase Plan.

ELIGIBILITY

     Employees of the Company are eligible to participate in the Stock Purchase Plan, on a voluntary basis, if they meet certain conditions. To be eligible, an employee must (i) have completed more than thirty (30) days of service with the Company prior to an Enrollment Date (as defined below) and (ii) not be deemed to own stock possessing five percent (5%) or more of the total combined voting power or value of common stock of the Company.

OFFERING PERIODS AND EMPLOYEE PARTICIPATION

     In each of the ten years of the Stock Purchase Plan, beginning May 1, 1999 and ending April 30, 2009, there will be two six-month offering periods commencing May 1 and November 1 of each year (the "Enrollment Dates") and ending on the following October 31 or April 30, as applicable. An eligible employee may elect to participate in the Stock Purchase Plan on May 1 or November 1 following his satisfaction of the eligibility requirements by executing and filing an enrollment form prior to the applicable Enrollment Date.

     During an offering period a participant may authorize payroll deductions from his compensation and may deposit funds with the Company through lump-sum contributions, each to be used for the purpose of funding the exercise of the options granted during that offering period. However, the total amount that a participant may contribute to the Stock Purchase Plan through payroll deductions and contributions may not exceed $2,000 for the offering period. All funds received or held by the Company under the Stock Purchase Plan through payroll deductions and contributions are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Stock Purchase Plan.

GRANTS AND EXERCISES OF OPTIONS

     On the Enrollment Date of each offering period, a participant will be deemed to have been granted an option to purchase the largest number of whole shares of common stock, determined by dividing (i) the amount of such participant's payroll deductions and lump-sum contributions accumulated during the offering period by (ii) an amount equal to the Purchase Price. The maximum number of shares that may be purchased by a participant during an offering period is 400. The participant's option will be deemed to have been exercised automatically on the last day of the offering period unless he notifies the Company of his desire not to exercise his options. A participant will have no interest in shares of common stock covered by the participant's option until such option has been exercised.

DELIVERY

     As soon as practicable after each date on which a purchase of shares occurs ("Exercise Date"), the Company will deliver the purchased shares to the participant.

TRANSFERABILITY

     Neither the payroll deductions or deposits credited to a participant's account nor any rights with respect to an option granted under the Stock Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and the Company may treat any such act as an election to withdraw from participation in the Stock Purchase Plan.

DURATION AND MODIFICATION

     The Stock Purchase Plan will remain in effect until April 30, 2009. The Board of Directors will have complete authority to terminate or amend the Stock Purchase Plan, except that the Board of Directors may not, without the approval of the Company's shareholders, increase the maximum number of shares of common stock that may be issued under the Stock Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than (a) two years from the first day of the offering period and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the Stock Purchase Plan. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.

RATIFICATION BY SHAREHOLDERS OF THE STOCK PURCHASE PLAN

     Approval of the Stock Purchase Plan will require the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or by proxy at the Annual Meeting. Upon approval of the Stock Purchase Plan by the Company's shareholders, the Stock Purchase Plan will become effective on May 1, 1999, and employees of the Company will be entitled to enroll for participation in the Stock Purchase Plan.

                          PROPOSAL IV

             PROPOSAL TO APPROVE THE AMENDMENT TO
               AMERICAN FREIGHTWAYS CORPORATION
          AMENDED AND RESTATED 1993 STOCK OPTION PLAN

     On January 20, 1999, the Board of Directors adopted, subject to approval by the Company's shareholders at the Annual Meeting, an amendment to the American Freightways Amended and Restated 1993 Stock Option Plan
(the "Stock Option Plan"), which would increase the number of shares of common stock authorized for issuance thereunder by 2,000,000 shares (the "Amendment"). The full text of the Stock Option Plan is included as "Appendix C" to this Proxy Statement and reference is made to such Appendix for a complete statement of the provisions of the Stock Option Plan.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE
STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.


GENERAL TERMS OF THE STOCK OPTION PLAN; SHARES AVAILABLE FOR
ISSUANCE

     The Stock Option Plan was originally adopted and approved by the shareholders of the Company in March 1993. The purpose of the Stock Option Plan is to provide key employees who are responsible for the continued growth of the Company the opportunity to acquire a proprietary interest in the Company through the purchase of shares of Company common stock, thereby more closely aligning their interests with that of the Company's shareholders.

     The Stock Option Plan currently authorizes the granting of stock options ("Options") and stock appreciation rights ("SARs") to purchase or acquire up to 2,000,000 shares of common stock. As of February 18, 1999, approximately 109,200 shares of common stock were available for issuance under the Stock Option Plan. The Amendment to the Stock Option Plan would increase the maximum number of shares authorized for issuance under the Stock Option Plan to 4,000,000, subject to adjustment as provided in the Stock Option Plan for certain changes in the Company's capital structure, such as reorganizations, share splits, share dividends, mergers, consolidations, or otherwise, and the number of shares currently available for grant thereunder to 2,109,200. The Stock Option Plan is currently scheduled to expire on February 1, 2003, unless otherwise extended.

ELIGIBILITY; GRANTS AND EXERCISES OF OPTIONS

     The Stock Option Plan provides that key employees of the Company are eligible to participate therein. The Compensation Committee has the authority, in its discretion, to determine the employees to whom Options or SARs will be granted. In making such determination, the Compensation Committee considers an employee's length of service, amount of earnings, responsibilities and duties and other factors relevant to such employee's contribution to the Company. No determination has been made with respect to future recipients of Options or SARs under the Stock Option Plan and it is not possible to specify the names or positions of persons to whom Options or SARs will be granted, or the number of shares, within the limitations of the Stock Option Plan, to be covered by such Options or SARs. However, as required by Securities and Exchange Commission rules, the following table shows the number and dollar value benefit of all options granted under the Stock Option Plan during fiscal 1998 to (i) the Chief Executive Officer, (ii) each of the other named executive officers, (iii) all current executive officers as a group, (iv) all non-executive directors as a group, and (v) all non-executive officers and employees as a group.

                         PLAN BENEFITS
          AMENDED AND RESTATED 1993 STOCK OPTION PLAN

-----------------------------------------------------------------------
NAME AND POSITION               DOLLAR VALUE(2)    NUMBER OF OPTIONS(1)
-----------------------------------------------------------------------
F.S. Garrison, Chairman of the
  Board of Directors and CEO      $        0                   0
Tom Garrison, President, COO
  and Director                        96,250              20,000
Will Garrison, Corporate Vice
  President, Secretary/Treasurer
  and Director                        96,250              20,000
Frank Conner, Executive Vice
  President-Accounting & Finance,
  CFO and Director                    72,188              15,000
Dennis Beal, Executive Vice
  President-Physical Assets           57,750              12,000
Terry Higginbotham, Executive
  Vice President-Marketing            72,188              15,000
Terry Stambaugh, Executive Vice
  President-Human Resources           57,750              12,000
All current executive
  officers as a group                501,301             104,000
All non-executive directors
  as a group                               0                   0
All non-executive officers
  and employees as a group        $1,590,822             331,550

-------------------------------------------------------------------
(1)  Represents fiscal 1998 option grants.
(2) Dollar value benefit based upon closing price of Company's common stock as of February 18, 1999. These options were granted at exercise prices ranging from $9.6875 to $10.1875 per share, which was the fair market value of the underlying shares on the date of grant.

     The Stock Option Plan is solely administered by the Compensation Committee of the Board of Directors. The Options granted under the Stock Option Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of
Section 422 of the Code, or Options that do not meet the requirements for Incentive Options ("Nonqualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option. Unless the Compensation Committee shall determine otherwise, any Options granted must have an exercise period of no more than ten years. Additionally, the exercise price per share for each Option may not be less than the fair market value of the underlying shares on the date of the grant. Options may be exercised upon notice to the Company and payment of the option exercise price.

     In addition to Options, the Stock Option Plan also provides for the grant of SARs which may be granted either (i) alone, (ii) simultaneously with the grant of an Option (either Incentive or Nonqualified) and in conjunction therewith or in the alternative thereto, or (iii) subsequent to the grant of a Nonqualified Option and in conjunction therewith or in the alternative therewith. An SAR entitles the holder, upon exercise of such SAR, to receive from the Company shares of common stock, cash or any combination of the two as specified in the exercise request (but subject to the approval of the Compensation Committee with respect to any cash payment) having an aggregate value equal to the product of (i) the excess of the fair market value on the date of the exercise request over the exercise price per share specified in such SAR or its related Option, multiplied by (ii) the number of shares for which such SAR may be exercised; provided, however, that the Compensation Committee, in its discretion, may impose a maximum limitation on the amount of cash, the fair market value of shares, or a combination thereof, which may be received by an optionee upon exercise of a SAR.

RATIFICATION BY SHAREHOLDERS OF THE AMENDMENT TO THE STOCK OPTION
PLAN

     Approval of the Amendment to the Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or by proxy at the Annual Meeting.

                     PRINCIPAL SHAREHOLDERS

     As of February 18, 1999, the only shareholders known by the Company to own, directly or indirectly, more than 5% of the Company's common stock, the only class of the Company's capital stock presently outstanding, are reflected in the following table:

                              NUMBER OF SHARES
                                BENEFICIALLY          PERCENT OF
NAME AND ADDRESS                   OWNED*          TOTAL SHARES(2)*
-------------------------------------------------------------------
F.S. (Sheridan) Garrison(1)      10,886,708               32.9%
Dimensional Fund Advisors(3)      1,671,300                5.0%
Tom Garrison(1)                     276,404                0.8%
Will Garrison(1)                    117,868                0.4%

_________________________

(1) The address of this Shareholder is 2200 Forward Drive, Harrison, Arkansas 72601. Amounts shown include shares held under trust or otherwise by or for the benefit of certain immediate family members.
(2) Percentage based upon 33,100,757 shares of the Company's common stock as of February 18, 1999. Includes 31,759,423 shares outstanding and 1,341,334 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the date of this proxy statement.
 (3) The address of this shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

*Includes shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days from the date of this proxy statement.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table shows all of the cash compensation paid or to be paid by the Company, as well as certain other compensation paid, to the Chief Executive Officer and the six highest paid executive officers of the Company for such period in all capacities in which they served:


                        SUMMARY COMPENSATION TABLE

=============================================================================
                                      ANNUAL       LONG-TERM      ALL OTHER
                                 COMPENSATION(C)  COMPENSATION   COMPENSATION
                           --------------------------------------------------
                                                      AWARDS
NAME AND POSITION          YEAR   SALARY(A)($)   OPTIONS/SARS(#)    (B)($)
-----------------------------------------------------------------------------
F.S. (Sheridan) Garrison   1998        295,000     50,000/0         6,400
Chairman and CEO           1997        270,000          0/0         9,125
                           1996        257,500          0/0         8,813

Tom Garrison               1998        210,000     20,000/0         6,400
President and COO          1997        185,000     20,000/0         4,625
                           1996        125,000     10,000/0         4,219

Will Garrison              1998        210,000     20,000/0         6,400
Corporate Vice President   1997        185,000     20,000/0         7,000
And Secretary/Treasurer    1996        125,000     10,000/0         3,750

Frank Conner               1998        190,000     15,000/0         6,400
Executive Vice President   1997        180,000     15,000/0         6,875
Accounting & Finance       1996        185,577     10,000/0         7,014

Dennis Beal                1998        160,000     12,000/0         4,200
Executive Vice President   1997         91,769      1,000/0             0
Physical Assets            1996              0          0/0             0

Terry Higginbotham         1998        160,000     15,000/0         6,400
Executive Vice President   1997        120,000     10,000/0         4,800
Marketing                  1996         95,000     10,000/0         3,800

Terry Stambaugh            1998        160,000     12,000/0         1,400
Executive Vice President   1997         60,652      5,000/0             0
Human Resources            1996              0          0/0             0
=========================================================================

___________________________

(a) Amounts shown include cash and non-cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(b) Amounts consist solely of Company contributions to executives' accounts under the Company's defined contribution plan.
(c) Does not include the value of perquisites and other benefits where the aggregate value of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named executive.

DIRECTOR COMPENSATION

     Non-employee directors are paid an annual retainer of $24,000 plus $1,000 per Board Meeting attended and $500 per committee meeting attended or $1,000 per committee meeting if serving as chairman. The Company reimburses all directors for their travel expenses. The Company has adopted a non-employee elected director stock option plan and a non-employee appointed director stock option plan. The plans provide for the automatic granting of 2,000 (6,000 commencing February 1, 1998) options to purchase shares of the Company's common stock at the fair market value of such common stock on January 2 of each year or at the date such director was appointed to the Board. The options vest and become exercisable at 20% per year for five years (at 33 1/3% per year for three years for options granted on February 1, 1998 and thereafter) and may not be exercised later than ten years after the date of grant. During 1998, the Company granted to Mr. Ben A. Garrison, Mr. John Paul Hammerschmidt, Mr. T. J. Jones, Mr. Ken Reeves and Dr. Doyle Z. Williams options to acquire 6,000 shares of the Company's common stock each at a purchase price of $9.6875 per share. Except as indicated above, the Company's officers are not compensated for their services as directors.

OPTIONS/STOCK APPRECIATION RIGHT ("SAR") GRANTS

     The following table sets forth information with respect to the named executives concerning options granted in the last fiscal year and their potential realizable value:

             OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

================================================================================
                                                                 POTENTIAL
                                                                 REALIZABLE
                                                                  VALUE AT
                                                               ASSUMED ANNUAL
                                                                 RATES OF
                                                                STOCK PRICE
                                                                APPRECIATION
                                                                 FOR OPTION
                                INDIVIDUAL GRANTS                 TERM (C)
                   -------------------------------------------------------------
                              % OF TOTAL
                   NUMBER OF    OPTIONS/
                   SECURITIES     SARS
                   UNDERLYING  GRANTED TO  EXERCISE
                    OPTIONS/   EMPLOYEES   OR BASE
                      SARS     IN FISCAL    PRICE    EXPIRATION
NAME               GRANTED(#)    YR(%)     ($/SH)(B)    DATE    5%($)    10%($)
--------------------------------------------------------------------------------
F.S. (Sheridan)
 Garrison             50,000      10.3        9.69     2/01/08  304,621  771,969
Tom Garrison(a)       20,000       4.1       10.19     1/02/08  128,137  324,725
Will Garrison(a)      20,000       4.1       10.19     1/02/08  128,137  324,725
Frank Conner(a)       15,000       3.1       10.19     1/02/08   96,103  243,544
Dennis Beal(a)        12,000       2.5       10.19     1/02/08   76,882  194,835
Terry Higginbotham(a) 15,000       3.1       10.19     1/02/08   96,103  243,544
Terry Stambaugh(a)    12,000       2.5       10.19     1/02/08   76,882  194,835
================================================================================

____________________

 (a) Options granted in 1998 are exercisable starting 12 months after the grant date with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares vesting and becoming exercisable on each successive anniversary date with full vesting occurring on the fifth anniversary date. Unvested portions of options are forfeited upon termination of employment. Under the terms of the Stock Option Plans, the Board of Directors retains discretion subject to plan limits to modify terms of outstanding options. The options were granted for a term of 10 years subject to earlier termination in certain events related to termination of employment. The options qualify as "incentive stock options" under the Internal Revenue Code.
(b) The exercise price reflects the fair market value of the underlying shares on the grant date. The exercise price and tax withholding obligation related to exercise may be paid by delivery or by offset of shares, subject to certain conditions and limitations.

(c) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executives concerning exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

      AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                  AND FY-END OPTION/SAR VALUES

===============================================================================
                                      NUMBER OF SECURITIES      VALUE OF
                                          UNDERLYING          UNEXERCISED
                                      UNEXERCISED OPTIONS/   IN-THE-MONEY
                 SHARES      VALUE       SARS AT FY-END       OPTIONS/SARS AT
               ACQUIRED ON  REALIZED      EXERCISABLE/      FY-END EXERCISABLE/
NAME           EXERCISE(#)   (A)($)   UNEXERCISABLE(B)(#)  UNEXERCISABLE(C)($)
-------------------------------------------------------------------------------
F.S. (Sheridan)
 Garrison             0        0      554,000/76,000              0/92,175
Tom Garrison          0        0       21,000/44,400          5,048/42,677
Will Garrison         0        0       32,200/44,400         44,496/42,677
Frank Conner          0        0       14,500/34,400         16,366/33,836
Dennis Beal           0        0          200/12,800              0/16,122
Terry Higginbotham    0        0        6,500/29,550          3,986/31,712
Terry Stambaugh       0        0        1,000/16,000              0/16,122
===============================================================================

_______________

(a) Market price of underlying securities at exercise date, minus exercise or base price of "in the money" options.
(b) Unexercised options include certain options granted under the Company's 1989 Stock Option Plan which are due to expire May 2001 and February 2002.
(c) Market value of the Company's common stock at December 31, 1998 was $11.53 per share and was used to calculate the value.

              REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company's Board of Directors consisted of Messrs. T. J. Jones (Chairman), Ken Reeves and John Paul Hammerschmidt. The Compensation Committee is responsible for recommending to the Board of Directors compensation levels for the Company's Executive Officers and the policies that govern the Company's compensation and benefit plans.

     The Company's compensation programs consist of base compensation, stock options and contributions to its 401(k) retirement plan. The programs are intended to enable the Company to attract, retain, reward and motivate management required to achieve the Company's corporate objectives.

     In reviewing the total compensation of the Company's Executive Officers, the Compensation Committee compares American Freightways' corporate performance with its industry peer group included in the performance graph (see page 17) and a broader more generalized group of similarly sized and geographically located companies. The Compensation Committee then evaluates the current Company performance (in particular revenue growth, operating ratio and net margin), its financial position (in particular debt to equity, current ratio and asset utilization) and its long range goals against contributions made by key employees in current performance and contribution toward achieving future objectives. In dealing with the above factors the Compensation Committee must use some subjectivity in assigning weights to each factor.

     In evaluating compensation levels for 1999 the Compensation Committee considered a number of factors relating to the Company's results for 1998. During 1998 the Company completed the restructuring of its line haul operation and implemented limited geographical expansion. As a result of management's efforts, the Company realized strong revenue growth while achieving improved revenue yield. The Company also made improvements in operating ratio and net margin and experienced improved customer service and a shortened length of haul. The Committee also believes that management's efforts have positioned the Company for continuing growth.

     The Committee felt that the 1998 improvements in Company performance along with the positioning of the Company to meet long term goals reflected favorably on the performance of the Company's management.

     The annual compensation programs of the Company are weighted heavily towards a base salary. In setting executive base salaries, subject to approval of the Board of Directors, the Committee considers many factors including corporate performance in meeting both long and short term objectives, current market conditions and relative size of the Company. The Compensation Committee places the most weight (over 60%) on corporate performance with other considerations given between 15-20% of the weight. Among other things, the Compensation Committee evaluates the individual's experience, responsibilities, management and leadership abilities and job performance and the necessity of qualifying compensation under Section 162(m) of the Code (which is not currently relevant).

     The Company currently has no long term incentive program other than stock option grants. The Compensation Committee is of the view that options more closely align the interests of the Company's executive officers with the interests of its shareholders. The Compensation Committee believes in the longer term the value of the stock will be most directly related to revenue growth and earnings per share.

     The base salary for Mr. F. S. (Sheridan) Garrison, the Company's CEO, is determined by evaluating the same factors generally considered for the Company's other executives. The Committee was of the view that in consideration of Mr. Garrison's significant past and continuing contribution to the Company, as well as a comparison of the overall compensation package for the CEO of similar sized companies, Mr. Garrison's overall compensation is at the low end of the range for his peer group.

     The Chairman Stock Option Plan, a non-discretionary plan providing for the grant of options based solely on annual growth in the Company's earnings per share, expired in 1998. The Compensation Committee believes that the purpose of the plan, to reward the Company's Chairman for achievement by the Company of certain growth in earnings, should be perpetuated. Accordingly, as a temporary replacement for the expired Chairman Plan, the Compensation Committee recommended (and the full Board of Directors of the Corporation unanimously approved, with Mr. Sheridan Garrison abstaining) that Mr. Sheridan Garrison receive the grant of an option to acquire 50,000 shares of Company common stock, which option will vest in 20% increments over five years. A grant of this amount and with these terms would have automatically been granted to Mr. Garrison under the now-expired Chairman Plan. In addition, the Compensation Committee recommended the adoption of a new Chairman Stock Option Plan having substantially similar terms as the now-expired plan. Such a new plan is the subject of Proposal II "Proposal to Approve the American Freightways Corporation 1999 Chairman Stock Option Plan."

     The Committee believes the compensation package of base salary and stock options has fairly compensated the Company's executives in the past. The overall compensation package is in the mid to low range in comparison to both its industry peers represented in the performance graph (see page 17) and the generalized group of companies. The Committee will continue to review the programs to ensure that the combination of base salary and incentives are fair to the Company and the employees and that the compensation package is related to overall performance of both the employees and the Company in relation to long term objectives of the Company.

THE COMPENSATION COMMITTEE

     T.J. Jones
     Ken Reeves
     John Paul Hammerschmidt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last completed fiscal year, executive compensation was administered by the Compensation Committee comprised of the individuals listed above. Mr. Jones previously served as the Company's Executive Vice President-Operations until his retirement in 1994.

                      COMPANY PERFORMANCE

     The following graph shows a five year comparison of cumulative total returns for American Freightways, the S&P 500 index and an index of peer companies selected by the Company:

                 [Performance Graph appears here]

              5 YEAR CUMULATIVE TOTAL RETURN SUMMARY

=========================================================================
                         STARTING
                          BASIS
DESCRIPTION               1993    1994    1995    1996    1997    1998
-------------------------------------------------------------------------
AMERICAN FREIGHTWAYS ($)  $100.00 $100.63 $ 52.53 $ 56.33 $ 50.00 $ 58.38
S & P 500 ($)             $100.00 $101.30 $139.40 $171.40 $228.59 $293.91
PEER GROUP ONLY ($)       $100.00 $ 95.22 $ 80.46 $ 85.09 $124.47 $109.85
=========================================================================

     (1) Total return based on $100 initial investment and reinvestment of dividends, if applicable

     (2)  Peer group total return based on market capitalization.
          Peer group comprised of nine publicly-traded, less-than-truckload carriers.

     The total cumulative return on investments (change in the year-end stock price plus applicable reinvested dividends) for each of the periods for the Company, the peer group and the S&P 500 is based on the stock price or market index at the end of fiscal year 1993.

     The above graph compares the Company with that of the S&P 500 and a group of peer companies with the investment weighted on market capitalization. Companies in the peer group are as follows:
Arkansas Best Corporation, Arnold Industries, Inc., CNF Transportation, Inc., Consolidated Freightways, Jevic Transportation, Old Dominion Freight Line, Inc., Roadway Express, USFreightways Corporation and Yellow Corporation.

     For fiscal year 1998 the following changes were made to the peer group: Consolidated Freightways was added due to a spin-off from CNF Transportation, Inc.; Jevic Transportation was added upon its initial public offering in October 1997; Roadway Express was added due to changes in organizational structure being more comparable to the peer group and Caliber Systems was deleted from the peer group as a result of its acquisition by FDX Corporation.

     The stock price performance depicted in the above graph is not necessarily indicative of future price performance.


                      CERTAIN TRANSACTIONS

     Any transactions between the Company and its officers, directors, principal shareholders or other affiliates will be approved by a majority vote of the Company's disinterested directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Securities Exchange Act of 1934, the Company's executive officers, directors and those persons who own more than ten percent of the Company's common stock are required to file reports of ownership and subsequent changes of ownership with the Securities and Exchange Commission. Specific due dates have been established for these reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based upon a review of the copies of such reports filed with the Commission and written representations from the Company's directors and executive officers, the Company believes that during the preceding year all filing requirements applicable to executive officers and directors have been met.


                     AUDITORS TO BE PRESENT

     A representative of Ernst & Young LLP, the Company's auditors for fiscal 1998, is expected to be in attendance at the 1999 Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to appropriate questions.


                     SHAREHOLDER PROPOSALS

     Any shareholder proposal to be included in the Company's proxy statement for the 2000 Annual Meeting should be directed to Mr. Will Garrison, Secretary/Treasurer of the Company, and must be received by the Company on or before December 22, 1999. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

     Additionally, any shareholder proposal presented at the 2000 Annual Meeting but not received by the Company on or before January 31, 2000, will not be included in the proxy statement but may be voted upon using the discretionary voting authority conferred to the proxies to vote in their sole discretion with respect to such matters.

                    EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company.
Solicitations may be made personally, by written communications or telephone, and may be made by directors and regular employees of the Company.


                ADDITIONAL INFORMATION AVAILABLE

     Upon written request, the Company will furnish, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the United States Securities and Exchange Commission, including the financial statements and schedules thereto. The written request should be sent to Mr. Frank Conner, Chief Financial Officer, American Freightways Corporation, P.O. Box 840, Harrison, Arkansas 72602-0840.

                         OTHER MATTERS

     So far as now known, there is no business other than that described above to be presented to the shareholders for action at the meeting. Should other business come before the meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

     SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE
ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED
IN THE UNITED STATES.

                              By Order of the Board of Directors


                              /s/F.S. Garrison
                              ---------------------------
                              F.S. (Sheridan) Garrison,
                              Chairman and CEO


March 11, 1999
(FRONT)
[x] PLEASE MARK VOTES AS IN THE EXAMPLE

AMERICAN FREIGHTWAYS CORPORATION

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.

______________________________
Date

______________________________     ______________________________
Shareholder sign here              Co-owner sign here

1.   TO ELECT THREE DIRECTORS TO THE CLASS WHOSE TERM WILL EXPIRE
IN 2002.

               Will Garrison
               John Paul Hammerschmidt
               William P. Stiritz

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name in the list above.

     [ ]FOR
     [ ]WITHHOLD
     [ ]FOR ALL EXCEPT

2.   TO ADOPT THE COMPANY'S 1999 CHAIRMAN STOCK OPTION PLAN.

     [ ]FOR
     [ ]WITHHOLD

3.   TO ADOPT THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN.

     [ ]FOR
     [ ]WITHHOLD

4. TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1993 STOCK OPTION PLAN WHICH WOULD INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER BY 2,000,000
SHARES.

     [ ]FOR
     [ ]WITHHOLD

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and the adjournment thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

(BACK)
                AMERICAN FREIGHTWAYS CORPORATION
         PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
       THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 1999

The undersigned shareholder(s) of American Freightways Corporation (the "Company") hereby appoint F.S. (Sheridan) Garrison and Tom Garrison, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed on the reverse side, at the 1999 Annual Meeting of Shareholders to be held at the Comfort Inn Convention Center, 1210 Hwy. 62-65 North, Harrison, Arkansas on Thursday, April 15, 1999 at 10:00 a.m., central standard time, and the adjournment thereof, for the transaction of the business following on the reverse side hereof.

The Proxy when properly executed will be voted in the manner directed herein by the undersigned.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,
2, 3 and 4.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.
Please sign exactly as name(s) appears on the reverse. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, signature should be by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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